UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 21, 2026

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 Ryan Avenue, Suite 125

Chico, California 95973

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

195 Humboldt Avenue

Chico, California 95928

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per Share	LVLU	The NASDAQ Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 21, 2026, Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is out of compliance with the minimum of $2.5 million of stockholders’ equity required for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1). The Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 29, 2026 was approximately $(525) thousand. The Company does not meet the alternative compliance standards of either market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on the Nasdaq Capital Market under the symbol “LVLU,” subject to the Company’s continued compliance with other listing requirements. In accordance with Nasdaq rules and as stated in the Letter, the Company has 45 calendar days, or until July 6, 2026, to submit a plan to regain compliance (the “Compliance Plan”). If the Compliance Plan is accepted by Nasdaq, the Company may be granted a period of up to 180 calendar days from the date of the Letter to regain compliance.

The Company intends to submit a Compliance Plan to Nasdaq within the required timeframe and is evaluating various options to regain compliance. There can be no assurance that the Compliance Plan will be accepted by Nasdaq, that any extension will be granted, or that the Company will regain compliance within the allotted period.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K (“Form 8-K”) regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this Form 8-K regarding any potential impact of the reported Nasdaq notification on the listing of the Company’s common stock, the Company’s intention to submit a Compliance Plan to Nasdaq within the required timeframe, the Company’s evaluation of various options to regain compliance, and the regaining of compliance with the Nasdaq listing rules. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the Company’s ability to regain compliance and the Company’s ability in the future to comply with the Nasdaq listing standards and maintain the listing of its common stock on Nasdaq, could cause results to differ materially from those expressed or implied by such forward-looking statements. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. The forward-looking statements in this Form 8-K are based upon information available to us as of the date of this Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. These forward-looking statements speak only as of the date of this Form 8-K. The Company undertakes no obligation to update any forward-looking statement in this Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date: May 28, 2026	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer